UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 06, 2023

WORTHINGTON ENTERPRISES, INC.

(Exact name of Registrant as Specified in Its Charter)

Ohio	001-08399	31-1189815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Old Wilson Bridge Road
Columbus, Ohio		43085
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (614) 438-3210

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, Without Par Value	WOR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On August 10, 2012, Worthington Enterprises, Inc. (the “Registrant”) entered into a Note Agreement with The Prudential Insurance Company of America, Pruco Life Insurance Company of New Jersey, Pruco Life Insurance Company, Prudential Arizona Reinsurance Universal Company, Prudential Annuities Life Assurance Corporation, The Prudential Life Insurance Company, Ltd. and The Gibraltar Life Insurance Co., Ltd. (collectively, the “Note Purchasers”), pursuant to which the Registrant issued $150 million aggregate principal amount of unsecured 4.60% Senior Notes due August 10, 2024 (the “2024 Senior Notes”) to the Note Purchasers in a private placement (as amended by Amendment No. 1 to Note Agreement dated June 10, 2015, Amendment No. 2 to Note Agreement dated August 23, 2019, and Amendment No. 3 to Note Agreement dated May 4, 2022, collectively, the “Note Agreement”).

The 2024 Senior Notes were senior unsecured obligations of the Registrant and ranked equal in right of payment with the Registrant’s then-existing and future unsecured and unsubordinated indebtedness. Interest on the 2024 Senior Notes accrued at the rate of 4.60% per annum and was payable quarterly on February 10, May 10, August 10 and November 10 of each year, commencing with November 10, 2012, until the principal was paid. The 2024 Senior Notes were scheduled to mature on August 10, 2024.

The 2024 Senior Notes were subject to prepayment only with respect to a required offer to prepay the 2024 Senior Notes in the event of a change of control of the Registrant; prepayments, at the option of the Registrant, in accordance with the terms of the Note Agreement, at 100% of the principal amount to be prepaid plus accrued interest and the defined “Yield-Maintenance Amount”, if any, with respect to the 2024 Senior Notes at the time of prepayment; or upon acceleration in event of a default under the terms of the Note Agreement.

The terms of the Note Agreement provided for customary representations and warranties and affirmative covenants and also contained customary negative covenants providing limitations subject to negotiated carve-outs.

The Note Agreement required that the ratio for the Registrant and its subsidiaries on a consolidated basis, of (i) consolidated EBITDA for four consecutive fiscal quarters of the Registrant, taken as a single accounting period, to (ii) consolidated interest expense for such period, calculated as of the end of each fiscal quarter of the Registrant, not be less than 3.00:1, subject to adjustment as provided in the Note Agreement in the event that there is a comparable financial covenant contained in the Registrant’s Credit Agreement (as defined in the Note Agreement), which would be more favorable to the holders of the 2024 Senior Notes. In addition, the Note Agreement required that the ratio, for the Registrant and its subsidiaries on a consolidated basis, of (a) consolidated indebtedness to (b) consolidated indebtedness plus consolidated shareholders’ equity, calculated as of the end of each fiscal quarter of the Registrant, not be greater than 60%, subject to adjustment as provided in the Note Agreement in the event that there is a comparable financial covenant contained in the Credit Agreement which would be more favorable to the holders of the 2024 Senior Notes.

The terms of the Note Agreement included customary events of default such as payment defaults; material inaccuracies in representations or warranties; unremedied covenant defaults; bankruptcy, insolvency or occurrence of a similar event; cross-defaults to other material indebtedness; uninsured material judgments; and the occurrence of defined “ERISA Events” which could reasonably be expected to result in a material adverse effect. Upon the occurrence of an event of default, the holders of the 2024 Senior Notes were permitted to, among other things, declare the 2024 Senior Notes held by them due and payable immediately.

As was previously announced, on December 1, 2023, the Registrant completed the separation (the “Separation”) of its Steel Processing business, Worthington Steel, Inc. (“Worthington Steel”). In connection with the Separation, Worthington Steel made a cash distribution of approximately $150 million to the Registrant (the “Separation Dividend”). On December 6, 2023, the Registrant used the Separation Dividend to pay the 2024 Senior Notes in full, which consisted of $150 million in principal and $498,333.36 in accrued interest, and thereby terminated the Note Agreement. No early termination or other similar fees or penalties were paid by the Registrant in connection with the prepayment of the 2024 Senior Notes or the termination of the Note Agreement, and there are no further monetary obligations owed by the Registrant thereunder.

The foregoing description of the Note Agreement and the 2024 Senior Notes is qualified in its entirety by reference to the full and complete terms of the Note Agreement and the 2024 Senior Notes, which are included as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4, and Exhibit 10.5, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) through (c): Not applicable.

(d)Exhibits:

The following exhibits are included with this Form 8‑K:

Exhibit No.	Description

10.1

Note Agreement, dated as of August 10, 2012, between Worthington Industries, Inc. and The Prudential Insurance Company of America, Pruco Life Insurance Company of New Jersey, Pruco Life Insurance Company, Prudential Arizona Reinsurance Universal Company, Prudential Annuities Life Assurance Corporation, The Prudential Life Insurance Company, Ltd. and The Gibraltar Life Insurance Co., Ltd., incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated August 15, 2012 and filed with the SEC on the same date (SEC File No. 1-8399).

10.2

Form of 4.60% Senior Note due August 10, 2024, incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated August 15, 2012 and filed with the SEC on the same date (SEC File No. 1-8399).

10.3

Amendment No. 1 to Note Agreement, dated June 10, 2015, among Worthington Industries, Inc., on the one hand, and The Prudential Insurance Company of America, Pruco Life Insurance Company of New Jersey, Pruco Life Insurance Company, Prudential Arizona Reinsurance Universal Company, Prudential Annuities Life Assurance Corporation, The Prudential Life Insurance Company, Ltd. and The Gibraltar Life Insurance Co., Ltd., on the other hand, incorporated herein by reference to Exhibit 4.9 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended May 31, 2015 (SEC File No. 1-8399).

10.4

Amendment No. 2 to Note Agreement, dated August 23, 2019, with reference to the Note Agreement, dated as of August 10, 2012 (as amended by Amendment No. 1 to Note Agreement dated June 10, 2015), among Worthington Industries, Inc., on the one hand, and The Prudential Insurance Company of America, Pruco Life Insurance Company of New Jersey, Pruco Life Insurance Company, Prudential Arizona Reinsurance Universal Company, Prudential Annuities Life Assurance Corporation, The Prudential Life Insurance Company, Ltd. and The Gibraltar Life Insurance Co., Ltd., on the other hand, incorporated herein by reference to Exhibit 4.5 to the Registrant’s Current Report on Form 8-K dated August 28, 2019 and filed with the SEC on the same date (SEC File No. 1-8399).

10.5

Amendment No. 3 to Note Agreement, dated May 4, 2022, with reference to the Note Agreement, dated as of August 10, 2012 (as amended by Amendment No. 1 to Note Agreement dated June 10, 2015 and Amendment No. 2 to Note Agreement dated August 23, 2019), among Worthington Industries, Inc., on the one hand, and The Prudential Insurance Company of America, Pruco Life Insurance Company of New Jersey, Pruco Life Insurance Company, Prudential Arizona Reinsurance Universal Company, Prudential Annuities Life Assurance Corporation, The Prudential Life Insurance Company, Ltd. and The Gibraltar Life Insurance Co., Ltd., on the other hand, incorporated herein by reference to Exhibit 4.12 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended May 31, 2022 (SEC File No. 1-8399).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON ENTERPRISES, INC.

Date:	December 12 , 2023	By:	/s/Patrick J. Kennedy
Patrick J. Kennedy, Vice President - General Counsel and Secretary